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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-63296 on Form S-4, Registration Statement No. 333-72903 on Form S-8, Registration Statement No. 333-93893 on Form S-8, and Registration Statement
No. 333-21692 on Form S-3 of Salton, Inc. of our report dated September 23, 2003 (June 16, 2004 as to Note Eighteen)(which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in this Annual Report on Form 10-K/A of Salton, Inc. for the year ended June 28, 2003.

Chicago, Illinois
June 28, 2004